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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
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                                    FORM 8-K




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   July  24, 2002
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                             Salon Media Group, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                     0-26395              94-3228750
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 (State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)             File Number)        Identification No.)

         22 Fourth Street, 16th Floor, San Francisco, CA         94103
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            (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:   (415) 645-9200
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          (Former name or former address, if changed since last report)
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Item 5.  Other Events

On July 24, 2002, Salon Media Group, Inc. (the "Registrant" or the "Company") sold and issued convertible promissory notes ("Notes") and warrants ("Warrants") in a financing transaction in which it raised gross proceeds of approximately $714,000 (the "Financing"). The terms of the Financing are set forth in the Note and Warrant Purchase Agreement (the "Agreement") entered into between the Company and certain investors (the "Investors"). The Notes may be convertible at a future date into equity securities of the Company at a conversion price to be determined. The Warrants grant the holders thereof the right to purchase an aggregate of approximately 357,000 shares of the Company's common stock at an exercise price of $0.21 per share. The Company will use the capital raised for working capital and other general corporate purposes.

The Notes automatically convert upon the closing of the Company's first sale of its preferred or common stock following the date hereof with aggregate gross proceeds to the Company of at least $2,000,000 (including the conversion of the outstanding principal of the Notes and other converted indebtedness of the Company)(a "Subsequent Financing"), and, if no Subsequent Financing shall have occurred by the close of business on September 30, 2003, then the Notes shall automatically convert into shares of the Company's common stock. In the event of an automatic conversion of the Notes upon a Subsequent Financing, the number of shares of preferred or common stock to be issued upon conversion of the Notes shall equal the aggregate amount of the Note obligations divided by the price per share of the securities issued and sold in the Subsequent Financing. In the event of an automatic Note conversion into common stock absent a Subsequent Financing, the number of shares of the Common Stock to be issued upon conversion of Notes shall equal the aggregate amount of the Note obligations divided by the average closing price of the Company's common stock over the sixty (60) trading days ending on September 30, 2003, as reported on such market(s) and/or exchange(s) where the common stock has traded during such sixty trading days. Notwithstanding the foregoing, the Notes are not convertible unless and until the earlier of (i) the sale of the Notes and Warrants and the sale of shares of the Company's Series B Preferred Stock have been duly approved by the Company's stockholders in accordance with applicable NASDAQ Marketplace Rules, or (ii) such time as the Company's equity securities are no longer subject to NASDAQ Marketplace Rules. In the event the Company has not received the stockholder approval discussed above by September 30, 2003, the Company shall repay any and all Senior Indebtedness then outstanding as well as all amounts of principal and accrued interest owing under the Notes.

In connection with the Financing, the Company granted the Investors a security interest in the Company's assets, subject to the rights of any Senior Indebtedness (as such term is defined in the Agreement).

The Investors included Company directors Dr. John Warnock, Rob McKay and Brian Dougherty, who invested $198,690, $116,845, and $50,000, respectively, and were issued warrants to purchase 99,345, 58,423, and 25,000 shares respectively. Each of the directors has agreed that until such time as the Company has received the stockholder approval required under Rule 4350(i) of the Nasdaq Marketplace Rules for the transactions contemplated by the

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Agreement, including the issuance of the Warrants, they will not exercise any
Warrant. The Financing was approved by a special committee comprised of disinterested directors of the Company's Board of Directors.

Neither the Notes, Warrants, nor the shares of common stock underlying the Warrants have been registered for sale under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such act or an applicable exemption from registration requirements. Pursuant to its obligations under the Agreement, the Company will solicit the approval of its stockholders regarding the conversion of the Notes and the issuance and sale of the Warrants as required under Rule 4350(i)(1)(D)(ii) of the Marketplace Rules of the NASDAQ National Market.

The foregoing description is qualified in its entirety by reference to the Note and Warrant Purchase Agreement, Form of Convertible Promissory Note and Form of Common Stock Purchase Warrant, copies of which are filed herewith as Exhibits 4.2.10, 4.2.11, and 4.2.12 respectively, and each of which are incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits


Exhibit No.          Description
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  4.2.10      Note and Warrant Purchase Agreement, dated as of July 24, 2002

  4.2.11 Form of Convertible Promissory Note, dated July 24, 2002 issued by Salon Media Group, Inc.

  4.2.12 Form of Common Stock Purchase Warrant dated July 24, 2002 issued by Salon Media Group, Inc.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           SALON MEDIA GROUP, INC.

Dated:  07/29/02           /s/ Robert O'Callahan
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                           Robert O'Callahan, Chief Financial Officer


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